SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

RCN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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196 Van Buren Street

Herndon, Virginia 20170

703-434-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of RCN Corporation (“RCN” or the “Company”) will be held at the Grand Hyatt Hotel, 109 East 42nd Street, New York, New York, on June 6, 2006, at 9:00 a.m., local time. The meeting will be held for the following purposes:

1.	To consider and vote upon the election of seven (7) directors to hold office until the 2007 Annual Meeting and/or until their respective successors have been duly elected and qualified;

2.	To approve an amendment to the 2005 Stock Compensation Plan to increase the number of shares of RCN common stock available for awards thereunder by 200,000 shares;

3.	To ratify the appointment of Friedman LLP as independent registered public accountants of RCN for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may be properly brought before the meeting.

A Proxy Statement, proxy, and copy of our Annual Report on Form 10-K for the year ended December 31, 2005 accompany this Notice of the Annual Meeting of Stockholders. The close of business on April 14, 2006 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Only holders of RCN’s common stock on the record date may vote on the matters presented at the meeting. Each of these stockholders is cordially invited to be present and vote at the meeting in person.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. WE MUST RECEIVE YOUR PROXY BY JUNE 5, 2006. If you attend the meeting, you may personally vote your shares regardless of whether you have submitted a proxy.

Sincerely,

Benjamin R. Preston

Senior Vice President, General Counsel and Secretary

Dated: April 28, 2006

RCN CORPORATION

196 Van Buren Street

Herndon, Virginia 20170

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2006

This Proxy Statement is being mailed to stockholders on or about April 28, 2006 in connection with the solicitation of proxies by the Board of Directors of RCN Corporation (“RCN” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 6, 2006, at 9:00 a.m., local time, at the Grand Hyatt Hotel, 109 East 42nd Street, New York, New York, and at any adjournment or postponement thereof.

At the Annual Meeting, stockholders of RCN eligible to vote will consider and vote upon the following proposals: (1) to consider and vote upon the election of seven (7) directors to hold office until the 2007 Annual Meeting and/or until their respective successors have been duly elected and qualified; (2) to approve an amendment to the 2005 Stock Compensation Plan to increase the number of shares of RCN common stock, par value $0.01 share (the “Common Stock”) available for awards thereunder by 200,000 shares; (3) to ratify the appointment of Friedman LLP as independent registered public accountants of RCN for the fiscal year ending December 31, 2006; and (4) to transact such other business as may be properly brought before the Annual Meeting.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of RCN in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by RCN.

The date of this Proxy Statement is April 28, 2006.

THE ANNUAL MEETING

Place, Date and Time

The Annual Meeting will be held at the Grand Hyatt Hotel, 109 East 42nd Street, New York, New York, on June 6, 2006, at 9:00 a.m., local time.

Purpose of the Annual Meeting

At the Annual Meeting, stockholders of RCN will consider and vote upon the following proposals: (1) to consider and vote upon the election of seven (7) directors to hold office until the 2007 Annual Meeting and/or until their respective successors have been duly elected and qualified; (2) to approve an amendment to the 2005 Stock Compensation Plan to increase the number of shares of Common Stock available for awards thereunder by 200,000 shares; (3) to ratify the appointment of Friedman LLP as independent registered public accountants of RCN for the fiscal year ending December 31, 2006; and (4) to transact such other business as may be properly brought before the Annual Meeting.

Record Date and Quorum

The close of business on April 14, 2006 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. As of April 14, 2006, there were 36,825,956 shares of Common Stock issued and outstanding.

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to vote holding a majority of the outstanding shares of Common Stock on the record date will constitute a quorum at the Annual Meeting.

Stockholders will be entitled to one vote per share of Common Stock on all matters to be submitted to a vote of stockholders at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Stockholders do not have cumulative voting rights with respect to the election of directors.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the other matters to be acted upon at the Annual Meeting.

Broker “non-votes” and abstentions are included in determining whether a quorum is present. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker “non-votes” will have no effect on the outcome of any matter to be voted on at the Annual Meeting. With respect to all matters other than the election of Directors, abstentions have the effect of votes in opposition.

Proxies and Voting Procedures

Proxies. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Voting on Other Matters. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote.

In accordance with RCN’s Bylaws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. RCN does not currently anticipate that any other matters will be raised at the Annual Meeting.

Revoking a Proxy. Any stockholder of record may revoke a proxy at any time before it is voted by:

(1) filing with the Secretary of RCN, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

(2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attention: Secretary, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting.

Stockholders Sharing the Same Address; Householding

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce RCN’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or the accompanying RCN Annual Report on Form 10-K for the year ending December 31, 2005 may request a copy by contacting the bank, broker or other holder of record, or RCN by telephone at: (703) 434—8430, by e-mail to: ir@rcn.com or by mail to: RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attention: Investor Relations. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future RCN materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact RCN as indicated above.

Solicitation of Proxies

RCN will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Mellon Investor Services, RCN’s stock transfer agent, will assist RCN in soliciting proxies at an approximate cost of $7,500 plus reasonable expenses. Such solicitations may be made personally or by e-mail, facsimile, telephone, messenger, or via the Internet. RCN will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

DIRECTOR INFORMATION

At the annual meeting of RCN stockholders held on July 19, 2005, the following individuals were elected to serve as directors of RCN (the “Directors”): James F. Mooney—Chairman, Peter D. Aquino, RCN’s President and Chief Executive Officer, Benjamin C. Duster IV, Theodore H. Schell, Michael E. Katzenstein, Lee S. Hillman and Daniel Tseung. All of the terms of the current Directors will expire at the Annual Meeting. All seven (7) of the Directors have been nominated by RCN’s Nominating and Corporate Governance Committee for election at the 2006 Annual Meeting and, if elected, will serve for a term of one year expiring at the Annual Meeting of Stockholders to be held in 2007, and/or until their respective successors have been duly elected and qualified. Pursuant to an agreement entered into in connection with the filing for RCN’s emergence from bankruptcy, D.E. Shaw Laminar Lending 2, Inc., together with any affiliates thereof (“D.E. Shaw”), has a right to designate a Director for election to the Board of Directors. Mr. Tseung is currently serving as D.E. Shaw’s designee.

Information concerning the Directors is set forth below.

Name of Director	Age		Director Since
James F. Mooney Chairman	51	Chairman of RCN since December 2004, Mr. Mooney also serves as Chairman of NTL Incorporated (“NTL”), a provider of bundled telecommunications services, including voice, video, and data services, in the United Kingdom. Prior to joining NTL in March 2003, Mr. Mooney was Executive Vice President and Chief Operating Officer of Nextel Communications Inc. (“Nextel”) from February 2001 to September 2002. Before Nextel, from January 2000 to January 2001, he was Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., eBay Inc. and funds managed by Benchmark Capital. From April 1999 to January 2000, he was the Chief Financial Officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM, including his last position as Chief Financial Officer of the Americas. Mr. Mooney is a director of Sirius Satellite Radio Inc. and NTL.	2004

Peter D. Aquino	45	Mr. Aquino has served as RCN’s President and Chief Executive Officer since December 2004. Prior to joining RCN, Mr. Aquino served as a Senior Managing Director of Capital & Technology Advisors LLC (“CTA”), a telecom restructuring firm, from 2001 to August 2004. In August 2004, Mr. Aquino, through his company PDA Group, LLC (“PDA”), was retained by RCN to perform consulting services relating to RCN’s market and network operations, customer care and execution of sales and marketing strategies. From January 1995 to 2001, Mr. Aquino served as Chief Operating Officer for Veninfotel, LLC, during which time he helped design, build, and operate a “triple play” integrated broadband company in Venezuela. Prior to 1995, Mr. Aquino spent thirteen years with Bell Atlantic Corporation (now Verizon Communications Inc.) in various positions, including finance, regulatory, and corporate development. Mr. Aquino was elected to the COMPTEL Board of Directors in October 2005. Mr. Aquino earned his MBA at George Washington University in Washington, D.C.	2004

Benjamin C. Duster, IV	45	Mr. Duster owns and manages B. Duster & Company, LLC, a strategic and financial consulting firm located in Atlanta, Georgia. From October 2001 through May 2005, Mr. Duster was a partner at Masson & Company, LLC, an interim and crisis management and financial restructuring firm and has extensive experience in turnaround management and restructuring. From 1997 to 2001, Mr. Duster was a Managing Director at Wachovia Securities where he headed the Mergers & Acquisitions advisory business focusing on middle market companies. From 1980 to 1997, Mr. Duster was at Salomon Brothers Inc. where his positions included associate in Salomon’s proprietary Venture Capital Group and later, a Vice President in the Mergers & Acquisitions Group specializing in bankruptcy reorganizations, financial restructurings and acquisitions of distressed companies. Mr. Duster is a graduate of Yale College, Harvard Business School and Harvard Law School. He currently serves on the boards of Algoma Steel, Inc. as Chairman, Neenah Foundry Company as a Board member and River Cities Capital Fund as an Advisory Board member.	2004

Name of Director	Age		Director Since
Lee S. Hillman	50	Since February 2006, Mr. Hillman has served as Executive Chairman and stage Chief Executive Officer of Power Plate International, a global business manufacturing and distributing high- tech, PowerPlate branded health and exercise equipment. From 2005 to February 2006, he was President of Power Plate North America, the exclusive, independent distributor of Power Plate International in the United States. Since 2004, Mr. Hillman also has served as President of Liberation Investment Advisory Group and Liberation Management Services and is currently a private investor. He has extensive experience in service industry crisis and turnaround management and financial restructuring. From 1991 to 1996, Mr. Hillman was Executive Vice President and Chief Financial Officer of Bally Entertainment Corporation, a publicly-traded diversified operator of hotels, casino resorts and other leisure properties, and from 1996 to 2002 he served as Chief Executive Officer, President and a director (and from 2000 to 2002 Chairman of the Board), of Bally Total Fitness Holding Corporation, a publicly-traded owner and operator of health and fitness clubs. Mr. Hillman is a graduate of the Wharton School of Finance of the University of Pennsylvania and the Graduate School of Business of the University of Chicago. Mr. Hillman serves as a director of Lawson Products Inc.	2004

Michael E. Katzenstein	46	Mr. Katzenstein is a Founding Partner of CXO, L.L.C., a turnaround management and advisory firm with national and international experience and practice concentrations which include telecommunications, technology and media, since 2001. Mr. Katzenstein also currently serves as Senior Vice President of Pacific Crossing, Ltd. and PC Landing Corporation and as Interim Chief Operating Officer of Vartec Telecom Inc. and its subsidiaries, each as a function of a CXO engagement. Mr. Katzenstein began his career as a corporate attorney at Kronish, Lieb, Weiner and Hellman LLP and was elected to partnership in 1993. In 1995 Mr. Katzenstein left private practice and became Vice President, Secretary and General Counsel of OpTel, Inc., a provider of integrated cable television, local and long distance telephone, and high-speed Internet services to the U.S. residential marketplace. He became President and CEO of OpTel in 1999 and led the company through a Chapter 11 restructuring that was completed in 2001. Mr. Katzenstein is a graduate of the State University of New York at Binghamton and Boston University School of Law.	2004

Name of Director	Age		Director Since
Theodore H. Schell	62	Mr. Schell is currently a Managing Director at Liberty Associated Partners LLP, prior to which he was a General Partner at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. Mr. Schell served for 11 years as Senior Vice President of Strategy and Corporate Development and as a member of the Management Committee at Sprint Corporation. Before joining Sprint, Mr. Schell was the founder, President and CEO of Realcom Communications Corporation, an integrated provider of voice and data services to corporate clients. Mr. Schell is a graduate of Johns Hopkins University and the Johns Hopkins School of Advanced International Studies. He serves as a director of Time Warner Telecom, Inc., and as a senior advisor to national and international cable television and telecommunications companies.	2004

Daniel Tseung	35	Mr. Tseung is currently a Managing Director at Sun Hung Kai Properties Direct Investments Ltd., the private equity division of one of Asia’s largest conglomerates, as well as Director of Investments for SUNeVision Holdings Limited, an Asian Internet infrastructure and services provider. He was previously a director in the Technology & Communications Group of GE Equity, the private equity arm of GE Capital. He also currently serves as a director of Chinacast Communications Holdings Limited, Cellon and Legend Silicon. Mr. Tseung holds a Bachelor’s degree from Princeton University and a Master’s Degree from Harvard University.	2004

EXECUTIVE OFFICERS

Below is information about RCN’s executive officers.

James F. Mooney, 51, serves as Chairman. See the above table for Mr. Mooney’s biographical data.

Peter D. Aquino, 45, serves as President and Chief Executive Officer. See the above table for Mr. Aquino’s biographical data.

Michael T. Sicoli, 35, serves as Executive Vice President and Chief Financial Officer. Prior to joining RCN in May 2005, Mr. Sicoli spent over seven years at Nextel, where he held a number of positions of increasing authority within the company’s finance organization, including his most recent position of Vice President & Assistant Treasurer, which he held since 2002. Prior to joining Nextel, he worked for both Deloitte Consulting and Accenture in Washington, D.C. Mr. Sicoli holds an M.B.A. from The University of Virginia, Darden Graduate School of Business Administration, and a B.A. in Economics from The College of William and Mary.

Timothy James Dunne, 40, serves as Executive Vice President and Chief Technology Officer. Prior to joining RCN in March 2005, Mr. Dunne was Vice President, Digital Media & Business Development for Nextel. Previously, Mr. Dunne ran information technology development, operations and production support for all of Nextel’s Web services. Prior to joining Nextel in September, 2000, Mr. Dunne was the Chief Operating Officer and Vice President of Marketing for a start-up CLEC that was funded by Verizon Communications Inc. Mr. Dunne also held various executive positions during his 14 years at Verizon and its predecessor, Bell Atlantic, where he was instrumental in launching many of their Internet initiatives. Mr. Dunne is a graduate of Harvard University’s Graduate School of Business Administration. He also holds a Bachelor of Science in computer science from the University of Maryland.

Benjamin R. Preston, 34, has served as our Senior Vice President, General Counsel, and Secretary since April 2006. From January 2004 through April 2006, Mr. Preston was Principal Counsel, Corporate Development & Finance of XO Communications, Inc., a competitive telecommunications carrier. Mr. Preston also served as counsel to XO’s broadband wireless operating unit. Prior to joining XO, Mr. Preston practiced law at Sidley Austin LLP. Mr. Preston holds a J.D. from Georgetown University Law Center, an M.B.A. from Georgetown University, McDonough Graduate School of Business, and a B.A. from the University of Massachusetts-Amherst.

Richard Ramlall, 49, serves as Senior Vice President Strategic and External Affairs and is responsible for Regulatory Affairs, Investor Relations, Public Relations, External Affairs and Strategic Issues. Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999 to March 2005. From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic. In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House. Mr. Ramlall holds a Bachelor of Science in Business Administration and an MGA (Technology Management) from the University of Maryland.

Joseph Soresso, 45, serves as Senior Vice President, Network Operations. Mr. Soresso joined RCN in January 2005. Prior to joining RCN, he served in various positions at MCI Inc., most recently as an executive staff member. Prior to joining MCI, Mr. Soresso held various positions in senior and executive level management in Verizon Communications, Inc. and its predecessor, Bell Atlantic. He graduated Summa Cum Laude from Pennsylvania State University with a Master of Arts in Economics and received a Bachelor of Art’s degree in Economics.

John D. Filipowicz, 47, serves as Senior Vice President and General Manager of our Pennsylvania market and has served in various capacities at RCN and its predecessor companies since 1988. Prior to serving in his current role, Mr. Filipowicz was Senior Vice President and General Manager of our Philadelphia market from February 2003 to March 2004. From June 2001 to February 2003, was Senior Vice President and Chief Administrative Officer. In addition, Mr. Filipowicz has held several other positions at RCN, including Senior Vice President of Human Resources. Mr. Filipowicz holds a Juris Doctor from Thomas M. Cooley Law School and a Bachelor of Arts in government from St. Lawrence University.

PK Ramani, 49, serves as Senior Vice President and General Manager of our New York City market and has served in various capacities at RCN since 1999. Prior to serving in his current role, Mr. Ramani was Senior Vice President, Operations Support, with responsibility for managing RCN’s Customer Care and Information Technology groups from June 2001 to October 2003. From May 1999 through June 2001, Mr. Ramani was Senior Vice President of Customer Care. Mr. Ramani holds an MBA from the New York Institute of Technology.

INFORMATION ABOUT RCN’S BOARD AND ITS COMMITTEES

Director Attendance

All Directors attended at least 75% of the Board of Directors meetings and meetings held by Committees of which they were members. In 2005, the Board of Directors met twelve (12) times, the Audit Committee met seventeen (17) times, the Nominating and Corporate Governance Committee met five (5) times and the Compensation Committee met eleven (11) times.

Directors’ Compensation

On May 24, 2005, the Board of Directors adopted a compensation policy for Directors. Under this policy, each non-employee Director is paid an annual cash retainer of $60,000. RCN’s Board of Directors may award meeting fees if the number of meetings becomes excessive. The Chairman of the Audit Committee receives an additional annual fee of $15,000 and each member of the Audit Committee receives an additional annual fee of $10,000. The Chairman of each other committee of RCN’s Board of Directors receives an additional annual fee of $10,000 and each member of each other committee of RCN’s Board of Directors receives an additional annual fee of $5,000. All such amounts are payable in advance in equal quarterly installments.

Under the policy, each non-employee Director of RCN also received a grant of 30,000 shares of restricted stock. Each award vests ratably over a three-year period. One third of such grants vested on January 1, 2006, and the remaining vesting dates for such grants are on January 1, 2007 and January 1, 2008. Fifty percent of the vested shares of restricted stock underlying the award is freely transferable upon vesting. The remaining 50% of the vested shares of restricted stock underlying the award is transferable upon the non-employee Director ceasing to serve as a Director of RCN, subject to RCN’s trading policies in effect at that time.

RCN’s Board of Directors may adjust compensation to current and future non-employee Directors as appropriate based on market conditions.

Director Independence

RCN’s Board of Directors has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the Directors, other than Peter D. Aquino and James F. Mooney, are independent from management under the standards set forth in RCN’s Corporate Governance Guidelines and that each is an “independent director” as defined by the listing requirements of the NASDAQ Stock Market. As a result, RCN has a majority of independent Directors on our Board of Directors as required by the listing requirements of the NASDAQ Stock Market.

Code of Conduct and Charters

RCN adopted a revised Code of Business Conduct on April 7, 2005 (the “Code”). The Code, together with the Charters of RCN’s Executive Committee, Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee, can be found at http://investor.rcn.com/downloads/codeofconduct.pdf or through RCN’s website at www.rcn.com. If RCN makes any substantive amendments to the Code or grants to any of its executive officers or members of its Board of Directors any waiver, including any implicit waiver, from any of the provisions of the Code, RCN will disclose the nature of such amendment or waiver on its website or in a report on Form 8-K.

Committee Composition

RCN has established standing Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. Set forth below is information on the composition of each committee.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance	Executive

James F. Mooney (Chairman)				X (Ch.)
Peter D. Aquino				X
Benjamin C. Duster, IV	X (Ch.)
Lee S. Hillman			X (Ch.)	X
Michael E. Katzenstein	X	X	X	X
Theodore H. Schell	X	X (Ch.)
Daniel Tseung		X	X	X

Executive Committee

The Executive Committee, pursuant to the Executive Committee Charter, assists the Board of Directors in the oversight of RCN, including reviewing, evaluating and making recommendations or taking action on behalf of the Board regarding any such matters the Board delegates to the Executive Committee. The Executive Committee consists of the following five Directors: Mr. Mooney—Chairman, Mr. Aquino, Mr. Hillman, Mr. Katzenstein and Mr. Tseung.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, pursuant to the Nominating and Corporate Governance Committee Charter, has responsibility for developing, reviewing and recommending to the Board of Directors, as part of the Corporate Governance Guidelines, the criteria for the selection of new members of the Board and its Committees. This includes criteria relating to conflicts of interest applicable to the members of the Board of Directors, expertise required for members of the Board of Directors and outside demands on members of the Board of Directors, including other directorships. The Nominating and Corporate Governance Committee evaluates for the Board the Committee structure and effectiveness and frequency and productiveness of Board and Committee meetings. The Nominating and Corporate Governance Committee also evaluates and makes recommendations to the Board regarding the adequacy of corporate governance policies.

The Nominating and Corporate Governance Committee Charter requires the Committee to employ a process to identify and evaluate individuals qualified to become members of the Board of Directors, including individuals proposed for consideration by RCN’s stockholders and existing members of the Board of Directors. The Nominating and Corporate Governance Committee is currently developing an identification and evaluation process and intends for stockholder nominees to be viewed in substantially the same manner as other nominees. To recommend a prospective nominee for the Nomination/Governance Committee’s consideration, stockholders should submit the candidate’s name, qualifications and other information as required by the Company’s Bylaws to RCN’s Secretary in writing at the following address: 196 Van Buren Street, Herndon, VA 20170. The Nominating and Corporate Governance Committee consists of the following three Directors, each of whom is independent, as defined under the listing standards of the NASDAQ Stock Market: Mr. Hillman—Chairman, Mr. Katzenstein and Mr. Tseung.

Compensation Committee

The Compensation Committee, pursuant to the Compensation Committee Charter, discharges the Board of Directors’ responsibilities on matters relating to the compensation of the Executive Chairman, the Chief Executive Officer and other senior executives. The Compensation Committee also has the responsibility to make recommendations to the Board of Directors on matters related to Director compensation, and to review plans concerning the orderly succession of senior officers and key management personnel. The Compensation Committee also administers the 2005 Stock Compensation Plan and Senior Executive Annual Bonus Plan. The Compensation Committee consists of the following three Directors, each of whom is independent, as defined under the listing standards of the NASDAQ Stock Market: Mr. Schell—Chairman, Mr. Katzenstein and Mr. Tseung.

Audit Committee

The Audit Committee, pursuant to the Audit Committee Charter, has responsibility for overseeing and evaluating (1) the integrity of RCN’s financial statements, (2) RCN’s compliance with legal and regulatory requirements, (3) the qualifications and independence of RCN’s independent auditors and (4) the performance of RCN’s internal audit function and independent auditors. In addition, the Audit Committee prepares an Audit Committee Report as required by the SEC, which is included herein. The Audit Committee consists of the following three Directors, each of whom is independent, as defined by applicable SEC rules and the listing standards of the NASDAQ Stock Market: Mr. Duster—Chairman, Mr. Katzenstein and Mr. Schell.

The Board of Directors has determined that Mr. Duster is an “audit committee financial expert,” as defined under applicable rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

The terms of all of RCN’s current Directors will expire at the Annual Meeting. All seven (7) of these Directors have been nominated by RCN’s Nominating and Corporate Governance Committee for re-election at the 2006 Annual Meeting and, if elected, will serve for a term of one year expiring at the Annual Meeting of Stockholders to be held in 2007 and/or until his or her successor has been elected and qualified.

It is not anticipated that any of the above nominees will be unable to serve for any reason, if elected. However, if any of the nominees should become unable to serve if elected, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such person or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THESE SEVEN (7) NOMINEES.

PROPOSAL 2

AMENDMENT TO 2005 STOCK COMPENSATION PLAN

Our Board of Directors and stockholders previously adopted and approved the 2005 Stock Compensation Plan (the “Plan”). On April 25, 2006, the Compensation Committee of our Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 4,636,619 to 4,836,619 shares, subject to stockholder approval. As of April 14, 2006, prior to the proposed amendment, 666,659 shares were available for future issuance under the Plan. RCN’s directors and executive officers named in the “Executive Compensation” table herein have an interest in this proposal because they, along with other eligible employees, may participate in the Plan.

When the Plan was originally adopted by the Board of Directors and our stockholders, RCN did not anticipate the need to issue compensatory awards to other than current employees and Directors and additional hires made in the ordinary course in the reasonably foreseeable future. Subsequently, RCN consummated the purchase of Consolidated Edison Communications in March 2006. The proposed amendment of the Plan will provide RCN with additional shares that are expected to be issued as compensatory grants to the former employees of Consolidated Edison Communications who became employees of RCN following RCN’s acquisition of Consolidated Edison Communications in March 2006.

The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Annex A. Stockholders are urged to read the actual text of the Plan in its entirety.

Purpose. The purpose of the Plan is to further the growth and profitability of RCN by increasing incentives and encouraging ownership of shares of Common Stock by RCN’s employees, independent contractors and Directors. The Plan provides a means through which RCN and its subsidiaries and affiliates may attract key personnel (collectively, the “Participants”) to enter into and remain in the employ of RCN and its subsidiaries and affiliates, as well as to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of RCN rest, can acquire and maintain ownership of Common Stock, thereby strengthening their commitment to the success of RCN and promoting the mutuality of interests between Participants and RCN’s stockholders.

Administration. The Plan has been and will continue to be administered by the Compensation Committee. References to the Compensation Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor committee. It is intended that each member of the Compensation Committee will qualify as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (as used in this summary, the “Code”) and an “independent director” under the rules of any national securities exchange or national securities association, as applicable. Subject to the terms of the Plan, the Compensation Committee is authorized to select persons eligible to receive Awards, as defined in the Plan “Award(s)”, and to determine the form, amount, timing and other terms of the Awards to be granted. The Compensation Committee may delegate to one or more members of the Board or to officers of RCN its authorities regarding awards to individuals not subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Compensation Committee is authorized to interpret the Plan and any Award Agreements issued under the Plan, to adopt such rules and procedures as it may deem necessary or advisable for the administration of the Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the Plan or any Award Agreement or as the Compensation Committee deems necessary or advisable to administer the Plan. The Compensation Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Compensation Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any employee of RCN or any of its subsidiaries or affiliates, RCN’s independent certified public accountants or any executive compensation consultant or other professional retained by RCN to assist in the administration of the Plan.

Shares Available for Awards. Subject to adjustment as described below under the heading “Changes in Capital Structure,” prior to the approval of the proposed amendment, the maximum number of shares of Common Stock available for the grant of Awards under the Plan is 4,636,619 shares of Common Stock, of which Awards representing 3,894,960 shares are outstanding as of the record date. Following the approval of the amendment, Awards representing an additional 200,000 shares would be available for approval by the Compensation Committee, for an aggregate maximum under the Plan of 4,836,619 shares.

The Common Stock awarded or acquired upon the exercise of Awards under the Plan may be authorized but unissued, authorized and issued shares reacquired and held as treasury shares, or any combination thereof. If any Award granted under the Plan should expire, terminate, or be forfeited or canceled, the Common Stock subject thereto shall be released and shall again be available for the grant of new Awards under the Plan. To the extent permitted by applicable law or exchange rules, Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by RCN or any of its subsidiaries or affiliates will not be counted against the Common Stock available for issuance under the Plan.

Subject to adjustment as described below under the heading “Changes in Capital Structure,” the number of shares of Common Stock with respect to which Awards (other than restricted stock, restricted stock units and other stock awards that are not subject to the achievement of performance goals established by the Compensation Committee in accordance with Section 162(m) of the Code) may be made during any year to any person may not exceed 1,000,000 shares.

On April 14, 2006 there was no trading on the NASDAQ due to the “Good Friday” holiday. Consequently no trading price was established for the Common Stock on the record date. The closing price of the Common Stock on April 13, 2006 was $26.32

Term of the Plan. Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination,” the Plan will terminate on April 7, 2015, which is ten years after adoption by the Board, and no further Awards may be granted under the Plan after that date. The termination (or early termination) of the Plan will not affect any Awards granted prior to the termination (or early termination) of the Plan.

Eligibility. The persons eligible to receive Awards under the Plan are the Directors, employees and independent contractors of RCN and any its subsidiaries and affiliates who are designated by the Compensation Committee. Although the Plan authorizes Awards to independent contractors, the Compensation Committee has not issued, and does not presently plan to issue, Awards to independent contractors. Persons receiving Awards will enter into individual Award Agreements with RCN that contain the terms and conditions of the Award established by the Compensation Committee.

Stock Options. The Compensation Committee is authorized to grant stock options, including incentive stock options under Section 422 of the Code (“ISOs”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The exercise price per share of Common Stock subject to an option is determined by the Compensation Committee, but must not be less than 100% of the fair market value of such share on the date of grant; provided, however, that with respect to a Participant that owns stock representing more than 10% of the voting power of all class of stock of RCN, the exercise price per share subject to an ISO shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. For purposes of the Plan, the term “fair market value” shall mean, except as otherwise specified in a particular Award agreement, (a) while the Common Stock traded on an established national or regional securities exchange, the closing transaction price of such Common Stock as reported by the principal exchange on which such Common Stock is traded on the date as of which such value is being determined or, if there is no reported transaction for such date, on the next preceding date for which a transaction was reported, (ii) if the Common Stock is not traded on an established national or regional securities exchange, the average of the bid and ask prices for the stock, where quoted for such stock. However, if “fair market value” cannot be determined under clause (i) or clause (ii) above, or if the Compensation Committee determines in its sole discretion that the Common Stock is too thinly traded for “fair market value” to be determined pursuant to clause (i) or clause (ii), “fair market value” shall be the value determined by the Compensation Committee, in its sole discretion, on a good faith basis.

The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally will be established by the Compensation Committee in the individual Award Agreements, except that no ISO may have a term exceeding 10 years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all class of stock of RCN may have a term exceeding five years. Options may be exercised by payment of the exercise price in cash or, in the discretion of the Compensation Committee, either (i) by tendering previously acquired stock which has been held by the holder of the option for at least six months having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the stock with respect to which the option is to be exercised, or (ii) by any other means that the Compensation Committee, in its sole discretion, determines to both provide legal consideration for the stock and to be consistent with the purposes of the Plan.

SARs. The Compensation Committee is authorized to grant SARs entitling the Participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The grant price of a SAR is determined by the Compensation Committee but must not be less than 100% of the fair market value of a share of Common Stock on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment generally are established by the Compensation Committee in the individual Award Agreements, except that no SAR granted in tandem with an option may have a term exceeding the term of the related option. SARs may be exercised by (i) delivery of a written notice of exercise, (ii) in the case of a tandem SAR, by surrendering any options which would be canceled by reason of the exercise of such SAR, or (iii) by executing such documents as RCN may reasonably request. Payment of the amount by which the fair market value of each SAR exercised exceeds the grant price shall be made, as determined by the Compensation Committee in its discretion, in cash, Common Stock, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock and Restricted Stock Units. The Compensation Committee is authorized to grant awards of restricted stock and restricted stock units. A grant of restricted stock is an Award of Common Stock which may not be sold or disposed of prior to the end of a restricted period specified by the Compensation Committee. The Compensation Committee may set additional restrictions on restricted stock as it may deem advisable or appropriate in the individual Award Agreements. A Participant who has been granted restricted stock generally has the right to vote the stock, unless otherwise determined by the Compensation Committee. During the restricted period, Participants holding shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to such shares, unless otherwise determined by the Compensation Committee. However, dividends and other distributions with respect to restricted stock that are paid in Common Stock will be held by RCN subject to the same restrictions that apply to the restricted Common Stock.

Restricted stock units are similar to restricted shares except that no Common Stock is actually awarded to the Participant on the date of grant. Instead, Common Stock is delivered to the Participant when all applicable terms and conditions specified under the Award have been satisfied. A holder of a restricted stock unit does not have voting rights or any entitlement to dividends or other distributions until the Common Stock is delivered in the future upon the completion of the restricted period.

In addition, the Compensation Committee may make restricted stock and restricted stock unit Awards that are subject to the achievement of performance goals as may be determined by the Compensation Committee and specified in the relevant Award Agreement. The performance goals may be based on the following factors: (a) net earnings (either before or after interest, taxes, depreciation and amortization), (b) economic value-added (as determined by the Compensation Committee), (c) sales or revenue, (d) net income (either before or after taxes), (e) operating earnings, (f) cash flow (including, but not limited to, operating cash flow and free cash flow), (g) cash flow return on capital, (h) return on net assets, (i) return on stockholders’ equity, (j) return on assets, (k) return on capital, (l) stockholder returns, (m) return on sales, (n) gross or net profit margin, (o) productivity, (p) expense, (q) margins, (r) operating efficiency, (s) customer satisfaction, (t) working capital,

(u) earnings per share, (v) price per share of Stock, and (w) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee may determine performance goals in respect of the performance of RCN, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. The Compensation Committee, in its discretion, may adjust or modify the calculation of performance goals in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of RCN, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Awards contingent on performance goals granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by RCN under Section 162(m) of the Code. For purposes of Section 162(m) of the Code, the term “covered employee” means RCN’s chief executive officer and each other person whose compensation is required to be disclosed in RCN’s filings with the SEC by reason of that person being among the four highest compensated officers of RCN on the last day of a taxable year.

Other Stock Awards. The Compensation Committee is authorized to grant other types of Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Common Stock on such terms and conditions as may be established by the Compensation Committee in the relevant Award Agreement.

Tax Withholding; Other Terms of Awards. The Compensation Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Common Stock to be distributed will be withheld (or previously acquired Common Stock or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that a Participant may, unless otherwise specified in a particular Award agreement, transfer, without consideration, Awards other than ISOs to such Participant’s “immediate family” as defined in the Plan.

Changes in Capital Structure. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of RCN, or other corporate transaction or event (each a “Corporate Event”) affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of RCN (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of RCN (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If RCN enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event.

Amendment and Termination. The Board may amend, suspend, or terminate the Plan or any part thereof, at any time and for any reason, subject to stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code and the rules of the NASDAQ Stock Market. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan. In addition, the Board may amend the Plan and any Award Agreement, including, without limitation, retroactive amendments, without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.

Federal Income Tax Consequences of Awards of Options. The following is a brief description of the United States federal income tax consequences generally arising with respect to Awards of options under the Plan.

The grant of an option gives rise to no tax consequences for the Participant or RCN. The exercise of an option has different tax consequences depending on whether the option is an ISO or a non-qualified option. On exercising an ISO, the Participant recognizes no income for regular income tax purposes, but the option “spread” (the difference between the exercise price and the fair market value of the shares acquired upon exercise of the option) is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the Participant recognizes ordinary income equal to the option spread.

The disposition of Common Stock acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of Common Stock acquired on exercise of an ISO before the Participant has held those Shares for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “ISO holding periods”), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of the Common Stock over the exercise price. On a disposition of Common Stock acquired on the exercise of a non-qualified option or on exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price and the Participant’s tax basis in the Common Stock. That gain or loss will be long-term if the Common Stock has been held for more than one year as of the date of disposition. The Participant’s tax basis in the Common Stock generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

Section 409A of the Code provides that participants in certain “deferred compensation” arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered “deferred compensation” for purposes of Section 409A unless certain requirements are met. RCN expects that options granted under the Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

RCN generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an option. RCN is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, RCN will not be entitled to any tax deduction with respect to an ISO if the Participant holds the Shares for the ISO holding periods prior to disposing of the Common Stock.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to a covered employee. Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1 million deductibility cap. RCN intends that options and certain other Awards granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to options and such other Awards will not be subject to the $1 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of RCN to ensure that options or other Awards under the Plan will qualify as “performance based compensation” so that deductions are not limited by Section 162(m) of the Code.

Section 280G of the Code provides special rules in the case of “golden parachute” payments. Those rules could apply if, on a change in control of RCN, the acceleration of options or other Awards held by a Participant who is an officer, Director or highly-compensated individual with respect to RCN, and any other compensation paid to the Participant that is contingent on a change in control of RCN, has a present value of at least three times the Participant’s average annual compensation from RCN over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the Participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by RCN and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan should consult a tax adviser as to the tax consequences of participation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE PROPOSAL TO AMEND THE 2005 STOCK COMPENSATION PLAN

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER BY 200,000 SHARES.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Friedman LLP to serve as RCN’s independent registered accountants for the fiscal year ending December 31, 2006. RCN is asking you to ratify this appointment, although your ratification is not required. Representatives of Friedman LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FRIEDMAN LLP

TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF RCN FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2005 was comprised of Messrs. Schell (Chairman), Katzenstein and Tseung. None of these directors has ever served as an officer or employee of RCN or any of its subsidiaries, nor does any such Director have any relationship required to be disclosed pursuant to Item 402(j) of Regulation S-K. No executive officer of RCN serves on any compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of RCN’s Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of RCN (the “Compensation Committee”) consists of Messrs. Schell, Katzenstein, and Tsueng .. Set forth below is a summary of the compensation philosophy of the current Compensation Committee.

The compensation programs for RCN’s executive officers are administered by the Compensation Committee. The Compensation Committee is comprised of three independent Directors. The Compensation Committee makes determinations with respect to all executive compensation matters involving Executive Officers who are subject to Section 16 of the Exchange Act. In addition, the Compensation Committee makes recommendations and/or determinations with respect to all other executive compensation matters.

The Compensation Committee submits the following report on compensation for RCN’s Executive Officers:

Compensation Philosophy

RCN has established pay-for-performance compensation programs for all levels within RCN, including its executive officers. RCN emphasizes the need for all employees to set objectives and for the objectives of each employee to be tied to the advancement by RCN of its goals. RCN’s compensation programs are intended to motivate its employees to provide superior service and superior performance in order to be competitive. Under RCN’s total compensation program, all employees of RCN are evaluated against written objectives and compensated accordingly.

RCN’s compensation philosophy for executive officers is based upon their performance against written objectives which are designed to motivate them to lead the organization, establish and communicate RCN’s objectives, and execute RCN’s business plan to achieve its objectives. The market alignment strategy for the compensation elements include base salary on average at or below the midpoint of RCN’s peer group, and is performance based; short term incentive which is on average at or below the midpoint of RCN’s peer group, and is performance based and at risk; and long term incentive which is on average at or above the midpoint of RCN’s peer group, is performance based, and at risk; and is focused on retaining the executive and promoting stock ownership of RCN.

In 2005, the Compensation Committee and the Board of Directors established performance objectives under RCN’s Short Term Performance Incentive Plan (“STPI”) that would determine the amounts, if any, of STPI compensation payable to RCN’s senior executives and all other employees for the 2005 fiscal year. In early 2006, RCN paid STPI compensation to RCN’s senior executives and nearly all other employees based on RCN’s performance in 2005 in accordance with the 2005 STPI performance objectives. In early 2006, the Compensation Committee and the Board of Directors established performance objectives under the STPI that will determine the amounts, if any, of STPI compensation payable to RCN’s senior executives and all other employees for the 2006 fiscal year. The Compensation Committee anticipates undertaking a comprehensive review of executive compensation in 2006, including the retention of third party executive compensation experts, to establish a framework whereby the Compensation Committee will review the performance of senior executives individually against written objectives for the 2006 fiscal year, and thereafter recommend short-term and long-term compensation for RCN’s senior executives consistent with RCN’s compensation philosophy.

Base Salaries

Upon hiring, base salaries for Executive Officers were initially set by the Compensation Committee based on recruiting requirements (e.g., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salary, if any, are also determined by the Compensation Committee, as applicable. Increases would be determined primarily on an evaluation of competitive data, the individual’s performance and contribution to RCN, and

RCN’s overall performance. The Compensation Committee anticipates reviewing base salaries of RCN senior executives in 2006 and thereafter on an annual basis. Notwithstanding the foregoing, the respective salaries of Messrs. Mooney and Aquino are set forth in their respective employment agreements.

Annual Bonuses

RCN expects to pay annual bonuses under the STPI Plan. The amount of cash bonuses are based upon performance, and linked to individual performance and RCN-wide objectives. Success against these objectives and overall assessed performance determine the amount of a bonus pool. The Compensation Committee determined that RCN met its operating goals as set by the Committee for 2005 and approved the payment of the STPI which occurred in March 2006.

Notwithstanding the foregoing, bonuses payable to Messrs. Mooney and Aquino are set forth in their respective employment agreements, and RCN has made such payments in accordance therewith.

Stock Options

As of April 14, 2006, 3,164,874 shares of Common Stock are subject to outstanding option grants pursuant to the Plan. Future equity grants under the Plan will be awarded at the discretion of the Compensation Committee primarily based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to RCN. If the proposal submitted to the stockholders hereby is approved, 200,000 additional shares of Common Stock will be available for issuance pursuant to the exercise of options issued pursuant to the Plan.

Strategic Objectives

The Compensation Committee continuously evaluates opportunities to put in place compensation plans that provide incentive to RCN’s management and employees to achieve RCN’s performance objectives. In April 2006, RCN adopted the RCN Change of Control Severance Plan (the “Change of Control Plan”). The purpose of the Change of Control Plan is to permit the Board of Directors and management to identify and retain key RCN employees by offering to such employees the right to acceleration of vesting of their outstanding incentive compensation if they are terminated, other than For Cause (as defined in the Change of Control Plan), within a 12-month period following the occurrence of a Change of Control of RCN (as defined in the Change of Control Plan.)

COMPENSATION COMMITTEE

Theodore H. Schell, Chairman

Michael E. Katzenstein

Daniel Tseung

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the table below is information as of April 14, 2006 with respect to the number of shares of Common Stock beneficially owned by: (1) each person or entity known by RCN to own more than 5% of the Common Stock; (2) each Director of RCN and nominee; (3) each of the named Executive Officers below; and (4) all Directors and Executive Officers as a group. Unless otherwise indicated below, the address for the individuals listed is c/o RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20179. To RCN’s knowledge, unless otherwise indicated, each person or entity has voting and investment power with respect to the shares set forth opposite the person’s or entity’s name.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares (2)
James F. Mooney	433,235		1.2%
Peter D. Aquino	305,589		1.0%
Michael T. Sicoli	131,442		*
Timothy James Dunne	131,442		*
Lee S. Hillman	28,900		*
Benjamin C. Duster, IV	28,200		*
Daniel Tseung	27,200		*
Michael E. Katzenstein	27,200		*
John D. Filipowicz	29,333		*
PK Ramani	29,333		*
Theodore H. Schell	26,065		*
Directors and named executive officers as a group (11 persons)	1,197,940		3.2%
The Altar Rock Fund LP, Tudor Proprietary Trading LLC, Tudor Investment Corporation, Paul Tudor Jones, II, The Tudor BVI Global Portfolio LTD and The Raptor Global Portfolio LTD	7,846,655	(3)	20.9%
JGD Management Corp.	3,489,975	(4)	9.5%
Jana Partners LLC	3,269,138	(5)	8.9%

*	Less than 1%.
(1)	Represents shares of Common Stock held and/or options held by such individuals that were exercisable at the date specified above or within 60 days thereafter. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of Common Stock.
(2)	Except as otherwise indicated, for each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 36,825,956 shares outstanding as of April 14, 2006 plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after April 14, 2006.
(3)

As a result of RCN’s Chapter 11 reorganization, The Tudor BVI Global Portfolio (“BVI”), Tudor Proprietary Trading LLC (“TPT”), The Raptor Global Portfolio Ltd (“Raptor”) and The Altar Rock Fund LP (“Altar Rock”) received shares of Common Stock, and in connection with such reorganization, BVI, TPT, Raptor and Altar Rock also purchased Convertible Notes of RCN. Based on information provided in Amendment No. 1 to the Schedule 13D filed by the reporting persons on April 24, 2006 (the “Tudor 13D”) as of April 14, 2006, (i) BVI directly owned 1,158,952 shares of Common Stock, TPT directly owned 620,902 shares of Common Stock, Raptor directly owned 5,211,078 shares of Common Stock and Altar Rock directly owned 57,273 shares of Common Stock, and (ii) the Convertible Notes held by BVI are convertible into 131,280 shares of Common Stock, the Convertible Notes held by TPT are convertible into 70,350 shares of Common Stock, and the Convertible Notes held by Altar Rock are convertible into 6,479 shares of Common Stock. In addition, the Convertible Notes held by Raptor are convertible into 590,342 shares of Common Stock. Each of BVI, TPT, Raptor and Altar Rock may also ultimately receive additional shares of Common Stock that have been placed in reserve pending resolution of certain unresolved claims under the Chapter 11 proceedings (the “Claims Reserve”). Based on Tudor’s ownership percentage, if the shares held in the Claims Reserve as of April 14, 2006 were fully released and distributed in accordance with the Plan, BVI, TPT, Raptor and Altar Rock would receive an additional 130,203 shares of Common Stock in the aggregate. The Claims Reserve shares are not included in the individual ownership amounts listed above or in the aggregate ownership amount listed in the above table. According to the Tudor 13D, Tudor Investment Corporation (“TIC”) is sole general partner of Altar Rock and provides investment advisory services to BVI, Raptor and Altar Rock, and TIC may be deemed to beneficially own the shares of Common Stock and Convertible Notes owned by each such reporting person. According to the Tudor 13D, Paul Tudor Jones, II is the controlling stockholder of TIC and the indirect principal equity owner of TPT, and Mr. Jones may be deemed to beneficially own the shares of Common Stock and Convertible Notes deemed beneficially owned by each such reporting person. In the Tudor 13-D, each of BVI, TPT, Raptor, Altar Rock, TIC and Mr. Jones expressly declared that the filing of the Tudor 13D should not be construed as an admission that any of them is a beneficial owner of any securities held or beneficially owned by any of the other filing parties. The mailing address for Altar Rock, TPT, TIC and Mr. Jones is c/o Tudor Investment Corporation, 1275 King Street, Greenwich, Connecticut, 06831. The mailing address for Tudor BVI and Raptor is c/o CITCO Fund Services, Kaya Flamboyan 9, Curacao, Netherlands Antilles.

(4)	Based on information provided in the Schedule 13G/A filed by the reporting persons on February 14, 2006 (the “York 13G”). As a result of RCN’s Chapter 11 reorganization, JDG Management Corp. (“JDG”), York Investment Limited (“York Investment”), York Capital Management, L.P. (“York Capital”), York Select, L.P. (“York Select”), York Select Unit Trust (“York Select Trust”), York Credit Opportunities Fund, L.P. (“York Credit Opportunities”), and York Global Value Partners, L.P. (“York Global Value”) received shares of Common Stock. As of February 14, 2006, 267,489 Common Shares were directly owned by York Capital; 979,758 Common Shares were directly owned by York Investment; 496,251 Common Shares were directly owned by York Select; 584,000 Common Shares were directly owned by York Credit Opportunities; 388,147 Common Shares were directly owned by York Select Trust; 522,042 Common Shares were directly owned by York Global Value; and 252,288 Common Shares were directly owned by certain other accounts. In addition, the above stockholders managed by JGD may ultimately receive additional shares of Common Stock that have been placed in reserve pending resolution of certain unresolved claims under the Chapter 11proceedings. Based on JGD’s ownership percentage, if the shares held in the Claims Reserve as of April 14, 2006 were fully released and distributed in accordance with the Plan, JDG would receive 59,468 additional shares of Common Stock. The Claims Reserve shares are not included in the individual ownership amounts listed above or in the aggregate ownership amount listed in the above table. The mailing address for these stockholders is c/o York Capital Management, 390 Park Avenue, New York 10022.
(5)	Based on information provided in the Schedule 13G/A filed by the stockholder on February 10, 2006 (the “Jana 13G”). As a result of RCN’s Chapter 11 reorganization, Jana Partners LLC (“Jana”) received shares of Common Stock. As of February 10 Jana owned 3,269,138 shares of Common Stock. In addition, Jana may ultimately receive additional shares of Common Stock that have been placed in reserve pending resolution of certain unresolved claims under the Chapter 11 proceedings. Based on Jana’s ownership percentage, if the shares held in the Claims Reserve as of April 14, 2006 were fully released and distributed in accordance with the Plan, Jana would receive 55,712 additional shares of Common Stock. The Claims Reserve shares are not included in the individual ownership amounts listed above or in the aggregate ownership amount listed in the above table. The mailing address for Jana is 201 Post Street, Suite 100, San Francisco, California 94108.

EXECUTIVE COMPENSATION

	Annual Compensation			Long Term Compensation Awards
Name and Position	Year	Salary	Bonus	Bonus (5)	Restricted Stock Awards (6)	Securities Underlying Options	All other Compensation (7)
James F. Mooney (1) Chairman	2005	$540,000	$324,000		$5,563,392	463,602	$8,616
	2004
	2003

Peter D. Aquino (2)	2005	$540,000	$324,000		$4,450,584	370,882	$270
President and Chief Executive Officer	2004
	2003

John D. Filipowicz	2005	$205,000	$127,305	$41,000		88,000	$8,524
Senior Vice President, General Manager	2004	$190,000	$22,782	$120,004			$3,885
	2003	$207,000		$150,000			$5,832

PK Ramani	2005	$205,000	$95,202	$45,000		88,000	$8,524
Senior Vice President, General Manager	2004	$233,654	$20,327	$135,000			$7,521
	2003	$225,000	$5,500	$150,000			$7,512

Timothy J. Dunne (3)	2005	$186,058	$89,308		$1,940,049	150,000	$243
Executive Vice President and Chief Technology Officer	2004
	2003

Michael T. Sicoli (4)	2005	$136,731	$108,000		$1,940,049	150,000	$189
Executive Vice President and Chief Financial Officer	2004
	2003

(1)	Mr. Mooney was appointed Chairman on December 21, 2004, following RCN’s emergence from bankruptcy. Mr. Mooney had no compensation in 2004 as an employee of RCN.
(2)	Mr. Aquino was appointed Chief Executive Officer and President on December 21, 2004, following RCN’s emergence from bankruptcy. Mr. Aquino had no compensation in 2004 as an employee of RCN. During the period from November, 2003 to August 2004, Mr. Aquino was employed by CTA and, in such capacity, served as a consultant to RCN. From August, 2004 until December 21, 2004, Mr. Aquino was employed by PDA and in such capacity served as a consultant to RCN.
(3)	Mr. Dunne was appointed Executive Vice President and Chief Technology Officer on March 7, 2005.
(4)	Mr. Sicoli was appointed Executive Vice President and Chief Financial Officer on May 12, 2005.
(5)	Represents payments made under Key Employee Retention Program.
(6)	As of December 31, 2005, an aggregate of 730,086 shares of Restricted Stock were outstanding having an aggregate value of approximately $17.5 million. With respect to 30,000 shares of Restricted Stock held by each of RCN’s five non-employee directors, or an aggregate of 150,000 shares of Restricted Stock, that are deemed to have been granted on July 19, 2005 under applicable accounting rules, one-third of such shares vested on January 1, 2006, and an additional one-third of such shares vest ratably on each of January 1, 2007 and January 1, 2008, subject to earlier vesting should any such member of the Board of Directors not be reelected to the Board of Directors at any applicable annual meeting of RCN stockholders. Dividends would be payable to the non-employee directors who are holders of the outstanding shares of Restricted Stock ratably with holders of all outstanding Common Stock. With respect to an aggregate of 417,242 shares of Restricted Stock held by Messrs. Mooney and Aquino that are deemed to have been granted on July 19, 2005 under applicable accounting rules, one-sixth of such shares vested on January 1, 2006, and an additional one-sixth of such shares will each vest ratably on January 1, 2007 and January 1, 2008. In addition, one sixth of such shares vested on March 3, 2006, based on the achievement of certain operational and financial performance objectives during 2005, and an additional one-sixth of such shares will also each vest ratably in 2007 and 2008, to the extent certain operational and financial performance objectives are met during 2006 and 2007, respectively. With respect to an aggregate of 150,000 shares of Restricted Stock held by Messrs. Sicoli and Dunne that are deemed to have been granted on July 19, 2005 under applicable accounting rules, as well as an additional 12,844 shares of Restricted Stock granted on November 28, 2005, one-sixth of such shares will each vest ratably on May 24, 2006, May 24, 2007 and May 24, 2008. In addition, one sixth of such shares will vest on May 24, 2006, based on the achievement of certain operational and financial performance objectives during 2005, and an additional one-sixth of such shares will also each vest ratably in 2007 and 2008, to the extent certain operational and financial performance objectives are met during 2006 and 2007, respectively. Dividends payable with respect to such shares of Restricted Stock would be held by the Company for the benefit of the executives until such time as such executives have vested in any shares of Restricted Stock with respect to which such dividends were paid.

(7)	Amounts in 2005 represent RCN employer match of employee contributions to 401(k) plan and employee life insurance premiums paid for by RCN as follows:

	401(k) Match	Life Insurance Premiums	Total
James F. Mooney	$8,400	$216	$8,616
Peter D. Aquino	$—	$270	$270
John D. Filipowicz	$8,200	$324	$8,524
PK Ramani	$8,200	$324	$8,524
Timothy J. Dunne	$—	$243	$243
Michael T. Sicoli	$—	$189	$189

Options Granted in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted To Employees in Fiscal Year (2)	Exercise Price or Base Price (2)	Market Price on Date of Grant (2),(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates for Option Term($)
Name						0%	5%	10%
James F. Mooney	231,801		$20.97	$24.00	December 31, 2011	$702,357	$980,518	$1,258,679
	231,801		$31.46	$24.00	December 31, 2011	$—	$—	$—

	463,602	12.8%
Peter D. Aquino	185,441		$20.97	$24.00	December 31, 2011	$561,886	$784,415	$1,006,945
	185,441		$31.46	$24.00	December 31, 2011	$—	$—	$—

	370,882	10.3%
John D. Filipowicz	80,000		$20.97	$24.00	May 23, 2012	$242,400	$338,400	$434,400
	8,000		$21.74	$21.74	May 23, 2012	$—	$8,696	$17,392

	88,000	2.4%
PK Ramani	80,000		$20.97	$24.00	May 23, 2012	$242,400	$338,400	$434,400
	8,000		$21.74	$21.74	May 23, 2012	$—	$8,696	$17,392

	88,000	2.4%
Timothy J. Dunne	150,000	4.2%	$20.97	$24.00	May 23, 2012	$454,500	$634,500	$814,500
Michael T. Sicoli	150,000	4.2%	$20.97	$24.00	May 23, 2012	$454,500	$634,500	$814,500

(1)	All options issued to the named executive officers in 2005 were issued pursuant to the 2005 Stock Compensation Plan.
(2)	In 2005, RCN granted options to purchase 3,610,759 shares of RCN Common Stock to employees. All of such options were issued pursuant to RCN’s 2005 Stock Compensation Plan. Options covering 3,281,259 shares were granted by the Compensation Committee on May 24, 2005 but were subject to approval of the plan by RCN stockholders, which approval was obtained on July 19, 2005. The $24.00 stock price shown above is the closing price of the Common Stock on July 19, 2005. The options covering the remaining 329,500 shares were issued on November 28, 2005. For options granted on November 28, 2005, the exercise price of such options was set at the closing price of the Common Stock on November 28, 2005. All options issued under the 2005 Stock Compensation Plan, except as set forth herein with respect to certain executive officers and directors of RCN, are subject to ratable vesting over a three-year period beginning on the date such grants were approved by the Board of Directors.
(3)	The closing price of RCN’s Common Stock on the NASDAQ Stock Market on July 19, 2005, for those options deemed to have been granted on July 19, 2005, and on November 28, 2005, for those options granted on November 28, 2005.

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
Name	Exercisable#	Unexercisable#	Exercisable($)	Unexercisable($)
James F. Mooney	—	463,602	—	574,866
Peter D. Aquino	—	370,882	—	459,894
John D. Filipowicz	—	88,000	—	212,080
PK Ramani	—	88,000	—	212,080
Timothy J. Dunne	—	150,000	—	372,000
Michael T. Sicoli	—	150,000	—	372,000

(1)	The value of unexercised options was based on the difference between the exercise price and $23.45, the closing price of Common Stock on December 30, 2005.

Executive Officers’ Employment Agreements

Employment Agreement with Peter D. Aquino. On May 6, 2005, RCN entered into an employment agreement with Peter D. Aquino (the “Aquino Employment Agreement”), pursuant to which Mr. Aquino will serve as President and Chief Executive Officer of RCN effective as of December 21, 2004. The Aquino Employment Agreement is for a term expiring December 21, 2007, subject to an automatic one year extension if neither RCN nor Mr. Aquino gives notice to the other of an intention not to renew the Aquino Employment Agreement no later than 30 days before the scheduled expiration date. Mr. Aquino will receive a base salary of $540,000 per year, which may be increased, but not decreased, by RCN’s Board of Directors, in the Board’s sole and absolute discretion. Mr. Aquino will be entitled to an annual bonus in an amount determined by the Compensation Committee based on the achievement of performance goals established by the Compensation Committee for each calendar year, with a target annual bonus equal to 50% of base salary. The Board, based upon the recommendation of the Compensation Committee, may, in its discretion, pay Mr. Aquino a bonus in addition to or in excess of, the aforementioned bonus.

Mr. Aquino will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of RCN to the extent he meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. RCN will pay or reimburse Mr. Aquino for all reasonable travel, entertainment and other business expenses incurred in carrying out his duties, services and responsibilities.

Under the Aquino Employment Agreement, if Mr. Aquino’s employment is terminated by RCN without Cause (as defined in the Aquino Employment Agreement) or by Mr. Aquino for Good Reason (as defined in the Aquino Employment Agreement) or by Mr. Aquino immediately after the expiration of the Aquino Employment Agreement due to RCN’s provision of a Non-Renewal Notice (as defined the Aquino Employment Agreement), (i) Mr. Aquino shall vest in the portion of the Restricted Stock Award or Option Award, if any, that was otherwise scheduled to vest during the 12-month period following his Date of Termination (with the vested portion of the Option Award remaining exercisable for the shorter of the one year period following the his Date of Termination and the remainder of the original term), (ii) RCN shall pay Mr. Aquino the Severance Payments discussed below and (iii) RCN shall provide Mr. Aquino with continued medical coverage at active-employee rates for two years or, if earlier, until he receives subsequent employer-provided coverage.

In the event Mr. Aquino’s employment is terminated by RCN without Cause or by Mr. Aquino for Good Reason, Severance Payments shall mean 24 monthly payments commencing on the first day of the first month after the Mr. Aquino’s Date of Termination (as defined in the Aquino Employment Agreement) in an amount equal to  1/12 the sum of the Mr. Aquino’s Base Salary and Target Bonus (as defined in the Aquino Employment Agreement), in each case as in effect on Mr. Aquino’s Date of Termination. In the event Mr. Aquino’s employment is terminated by the Mr. Aquino immediately after the expiration of the Agreement due RCN’s provision of a Non-Renewal Notice (as defined in the Aquino Employment Agreement), Severance Payment shall mean 12 monthly payments commencing on the first day of the first month after the Mr. Aquino’s Date of Termination in an amount equal to 1/12 the sum of the Mr. Aquino’s Base Salary and Target Bonus, in each case, as in effect on Mr. Aquino’s Date of Termination. Payment of the Severance Pay shall be conditioned upon Mr. Aquino’s execution and delivery of an irrevocable general release in form satisfactory to RCN and Mr. Aquino.

The Aquino Employment Agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

Employment Agreement with James F. Mooney. On May 6, 2005, RCN entered into an employment agreement with James Mooney (the “Mooney Employment Agreement”), pursuant to which Mr. Mooney will serve as Chairman of RCN’s Board, effective as of December 21, 2004. The Mooney Employment Agreement is for a term expiring December 21, 2007, subject to an automatic one year extension if neither RCN nor Mr. Mooney gives notice to the other of an intention not to renew the Mooney Employment Agreement no later than 30 days before the scheduled expiration date. Mr. Mooney will receive a base salary of $540,000 per year, which may be increased, but not decreased, by the Board, in the Board’s sole and absolute discretion. Mr. Mooney will be entitled to an annual bonus in an amount determined by the Compensation Committee based on the achievement of performance goals established by the Compensation Committee for each calendar year, with a target annual bonus equal to 50% of base salary. The Board, based upon the recommendation of the Compensation Committee, may, in its discretion, pay Mr. Mooney a bonus in addition to or in excess of, the aforementioned bonus.

Mr. Mooney will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of RCN to the extent he meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. RCN will pay or reimburse Mr. Mooney for all reasonable travel, entertainment and other business expenses incurred in carrying out his duties, services and responsibilities.

Under the Mooney Employment Agreement, if Mr. Mooney’s employment is terminated by RCN without Cause (as defined in the Mooney Employment Agreement) or by Mr. Mooney for Good Reason (as defined in the Mooney Employment Agreement) or by Mr. Mooney immediately after the expiration of the Mooney Employment Agreement due to RCN’s provision of a Non-Renewal Notice (as defined the Mooney Employment Agreement), (i) Mr. Mooney shall vest in the portion of the Restricted Stock Award or Option Award, if any, that was otherwise scheduled to vest during the 12-month period following his Date of Termination (with the vested portion of the Option Award remaining ex exercisable for the shorter of the one year period following the his Date of Termination and the remainder of the original term), (ii) RCN shall pay Mr. Mooney the Severance Payments discussed below and (iii) RCN shall provide Mr. Mooney with continued medical coverage at active-employee rates for two years or, if earlier, until he receives subsequent employer-provided coverage.

In the event Mr. Mooney’s employment is terminated by RCN without Cause or by Mr. Mooney for Good Reason, Severance Payments shall mean 24 monthly payments commencing on the first day of the first month after the Mr. Mooney’s Date of Termination (as defined in the Mooney Employment Agreement) in an amount equal to  1/12 the sum of the Mr. Mooney’s Base Salary and Target Bonus (as defined in the Mooney Employment Agreement), in each case as in effect on Mr. Mooney’s Date of Termination. In the event Mr. Mooney’s employment is terminated by the Mr. Mooney immediately after the expiration of the Agreement due RCN’s provision of a Non-Renewal Notice (as defined in the Mooney Employment Agreement), Severance Payment shall mean 12 monthly payments commencing on the first day of the first month after the Mr. Mooney’s Date of Termination in an amount equal to  1/12 the sum of the Mr. Mooney’s Base Salary and Target Bonus, in each case, as in effect on Mr. Mooney’s Date of Termination. Payment of the Severance Pay shall be conditioned upon Mr. Mooney’s execution and delivery of an irrevocable general release in form satisfactory to RCN and Mr. Mooney.

The Mooney Employment Agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of RCN (the “Audit Committee”), pursuant to its Charter adopted by the Board of Directors of RCN on April 7, 2005, oversees RCN’s financial reporting process. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consisted in 2005 entirely of three independent directors who each individually meet the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership and each is an “independent director” as defined in NASD Rule 4200(a)(15). Mr. Duster is designated by the Board of Directors as the “audit committee financial expert” under applicable Securities and Exchange Commission rules and as defined in NASD Rule 4200(a)(15).

The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2005; discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and, received from the independent accountants written disclosures and the letter regarding their independence required by Independence Standards Board Standard No. 1, as currently in effect, and discussed with the independent accountants their independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Benjamin C. Duster, IV, Chairman

Michael E. Katzenstein

Theodore H. Schell

Audit Committee Pre-approval Policies and Procedures.

The Audit Committee has adopted a policy requiring the pre-approval of all audit and permissible non-audit services provided by RCN’s independent registered public accountants. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular services or category of services to be provided, whether recurring or non-recurring, and reported to the Audit Committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. RCN’s independent registered public accountants and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services. In 2005, no non-audit services were provided by RCN’s independent registered accountant.

In accordance with Section 10A(i)(2) of the Exchange Act, as amended by Section 202 of the Sarbanes-Oxley of 2002, RCN is required to disclose the approval by its Audit Committee of non-audit services to be performed by Freidman LLP, RCN’s independent auditors. Non-audit services are services other than those provided in connection with an audit or review of the financial statements.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

On November 29, 2004, the audit committee of the board of directors of RCN and its subsidiaries prior to December 21, 2004 (“Old RCN”) engaged Friedman LLP as RCN’s new independent registered public accounting firm, and dismissed PricewaterhouseCoopers (“PwC”) as its independent registered public accounting firm. On November 22, 2004, PwC was verbally informed of RCN’s intention to replace PwC. On November 29,

2004, RCN communicated in writing the decision of the audit committee of Old RCN’s board of directors to dismiss PwC effective on November 29, 2004. The report of PwC on RCN’s financial statements as of and for the fiscal year ended December 31, 2003 contained an explanatory paragraph discussing significant doubt about RCN’s ability to continue as a going concern. Such 2003 report did not contain any other indications of an adverse opinion or disclaimer of opinion, and was not further qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year ended December 31, 2003, and through November 29, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on RCN’s consolidated financial statements for such fiscal years.

During the fiscal years ended December 31, 2005, 2004, and 2003, except as noted in the next two sentences, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). In conjunction with the testing of internal controls for the fiscal year ended December 31, 2004, RCN identified material weaknesses involving (1) the lease accounting process and (2) the general ledger account reconciliation process. Management also concluded that RCN’s disclosure controls and procedures were not effective as of December 31, 2004 because of RCN’s inability to obtain timely information about its approximately 49% ownership interest in Megacable, S.A. de C.V., as well as the material weaknesses in internal control noted above. For the fiscal year ended December 31, 2005, no such material weaknesses or other reportable events were identified.

Principal Accountant’s Fees and Services

The following is a summary of the fees incurred by RCN from PwC and Friedman LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004.

PricewaterhouseCoopers LLP

Fee Category	2005	2004
	(in thousands of dollars)
Audit Fees (1)	$—	$383
Audit-Related Fees (2)	—	34
Tax Fees	—	—
All Other Fees (3)	62	2.5

Total Fees	$62	$442

Friedman LLP

Fee Category	2005	2004
	(in thousands of dollars)
Audit Fees (4)	$925	$332
Audit-Related Fees (5)	75	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,000	$332

(1)	Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits and interim quarterly reviews of the consolidated financial statements of RCN, other subsidiary audits and assistances with and review of registration statements and periodic SEC filings.

(2)	Audit-related fees for the year ended December 31, 2005 were for internal controls reviews and advisory work associated with Section 302 and Section 404 of the Sarbanes-Oxley Act and other attestation services. Audit-related fees for the year ended December 31, 2004 were for the audits of RCN’s employee benefit planes, internal controls reviews and advisory work associated with Section 302 and Section 404 of the Sarbanes-Oxley Act and other attestation services.
(3)	Other fees for the year ended December 31, 2005 were for providing for the review of the audit work papers by the successor auditor and providing consent for the S-1, 11-K, S-8 and 10-K. Other fees for the year ended December 31, 2004 were for providing consent for the 10-K for the year ended December 31, 2004.
(4)	Audit fees for the year ended December 31, 2004 were for professional services rendered for the audit of the consolidated financial statements of RCN.
(5)	Audit related fees for the year ended December 31, 2005 were for audits of RCN’s employee benefit plan.

RCN STOCK PERFORMANCE

Two graphs are provided below setting forth cumulative total return information. The first chart compares the cumulative total shareholder return on Old RCN’s common stock for the period from January 1, 2001 through December 20, 2004, with the cumulative total return of the NASDAQ Composite and the NASDAQ Telecommunications Index over the same period. As contemplated by the Plan, the Bankruptcy Court cancelled Old RCN’s common stock on December 21, 2004. The second graph compares the cumulative total shareholder return on RCN’s Common Stock from the date such stock began trading on December 21, 2004, the day RCN emerged from bankruptcy, through April 24, 2006, with the cumulative total return of the NASDAQ Composite and the NASDAQ Telecommunications Index over the same period. Each graph assumes $100 was invested on January 1, 2001 or December 21, 2004, as the case may be, in our Common Stock and $100 was invested on each such date in each of the NASDAQ Composite and the NASDAQ Telecommunications Index, with dividends reinvested. Note that historic stock price performance is not necessarily indicative of future stock price performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires RCN’s Directors, executive officers, and holders of more than 10% of the Common Stock to file with the SEC and the NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of RCN. To the knowledge of RCN and based solely on a review of Forms 3 and 4 and amendments thereto furnished to RCN during 2005 and Forms 5 and amendments thereto furnished to RCN with respect to 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2005, except that (i) the following individuals filed late Form 3s, “Initial Statement of Beneficial Ownership of Securities”: Stephen Bogiages, Dieu Q. Hua, Ruchard Ramlall, Joseph Soresso, and Michael Sicoli; (ii) the following individuals filed late Form 4s, “Statement of Changes in Beneficial Ownership”: James F. Mooney (one late Form 4 reporting one transaction; another late Form 4 reporting two transactions; another late Form 4 reporting two transactions; another late Form 4 reporting three transactions), Peter Aquino (one late Form 4 reporting four transactions; another late Form 4 reporting one transaction), Benjamin C. Duster, IV (one late Form 4 reporting one transaction; another late Form 4 reporting two transactions), Theodore H. Schell (one late Form 4 reporting two transactions), Michael E. Katzenstein (one late Form 4 reporting two transactions), Lee S. Hillman (one late Form 4 reporting one transaction; another late Form 4 reporting two transactions), Daniel Tseung (one late Form 4 reporting two transactions), Dieu Q. Hua (one late Form 4 reporting one transaction), Richard Ramlall (one late Form 4 reporting one transaction; another late Form 4 reporting one transaction), Joseph Soresso (one late Form 4 reporting one transaction; another late Form 4 reporting one transaction), Michael Sicoli (one late Form 4 reporting one transaction; another late Form 4 reporting two transactions; another late Form 4 reporting one transaction), Stephen Bogiages (one late Form 4 reporting one transaction; another late Form 4 reporting four transactions), and Timothy James Dunne (one late Form 4 reporting one transaction; another late Form 4 reporting two transactions; another late Form 4 reporting one transaction); and (iii) Patrick Hogan filed a late Form 5, “Annual Statement of Changes I Beneficial Ownership of Securities”, reporting one transaction (Mr. Hogan is no longer subject to Section 16 of the Exchange Act).

OTHER INFORMATION

Financial Information/Annual Report

You may obtain a copy of RCN’s Annual Report on Form 10-K for the year ending December 31, 2005, including the financial statements, schedules and exhibits, without charge by sending a written request to RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attn: Investor Relations, e-mail: ir@rcn.com. The Annual Report on Form 10-K is also available at www.rcn.com.

No Incorporation By Reference

In RCN’s filings with the SEC, information is sometimes “incorporated by reference.” This means that RCN is referring you to information has previously been filed with the SEC, so the information should be considered as part of the applicable filing. Based on SEC regulations, the stock performance graph in this Proxy Statement, the “Compensation Committee Report” and the “Report of the Audit Committee” specifically are not incorporated by reference into any other filings with the SEC. This Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Stockholder Proposals

RCN’s Board of Directors will provide for the presentation of your proposals at the 2007 Annual Meeting, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals, and our Bylaws, a copy of which are available upon written request addressed to the Secretary of RCN at RCN’s principal executive offices located at 196 Van Buren Street, Herndon, Virginia 20170. To be included in our Proxy Statement for the 2007 Annual Meeting, stockholder proposals must be received at our principal executive office no later than December 29, 2006. In addition RCN’s Bylaws provide for the timing and content of notice which stockholders must provide to RCN’s corporate secretary for proposals to be properly presented at a stockholder meeting. Pursuant to these provisions, notice of a proposal must be received by RCN not less than 60 days and no more than 90 days prior to the meeting, provided, however, that in the event of less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice must be received by the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made, whichever occurs first.

Stockholder Communications with the Board

RCN has adopted a procedure by which stockholders may send communications, as defined within Item 7(h) of Schedule 14A under the Exchange Act, to one or more members of the Board by writing to such Director(s) or to the whole Board in care of the Secretary of RCN at RCN’s principal executive offices located at 196 Van Buren Street, Herndon, Virginia 20170. Any such communications will be promptly distributed by the Secretary to such individual Director(s) or to all Directors if addressed to the whole Board.

By order of the Board of Directors.

/s/ Benjamin R. Preston
Name:	Benjamin R. Preston
Title:	Secretary

Dated:	April 28, 2006

ANNEX A

RCN CORPORATION

2005 STOCK COMPENSATION PLAN

(as amended)

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1. Effective Date. The Plan shall be known as the “RCN Corporation 2005 Stock Compensation Plan” and shall be effective as of January 1, 2005 (the “Effective Date”), subject to the approval of the Plan by the shareholders of RCN Corporation (the “Company”) within 12 months of the Effective Date in accordance with Sections 162(m) and 422 of the Code and the rules of the NASDAQ National Market. Awards made prior to such approval shall not vest or become exercisable and any applicable restrictions shall not lapse, in each case as applicable, prior to the time when the Plan is so approved.

1.2. Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees, Independent Contractors and Members of the Board of the Company and its Subsidiaries and Affiliates. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

“Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Change in Control” of the Company shall mean:

(a) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the 1934 Act) or “group” (as such term is used in Section 14(d)(2) of the 1934 Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the Voting Stock of the Company;

provided, however, that the following acquisitions will not constitute a Change in Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (ii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if such reorganization, merger or consolidation does not constitute a Change in Control under clause (e) of this definition;

(b) all or substantially all of the assets or business of the Company and its Subsidiaries (on a consolidated basis) are disposed of pursuant to a merger, consolidation or other transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or succeeding to all or substantially all of the assets or business of the Company and its Subsidiaries or the ultimate parent company of such surviving or successor company if such surviving or successor company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company);

(c) a majority of the Board consists of individuals other than Incumbent Directors, which term means the Members of the Board on January 1, 2005 or, if any such individual is no longer a Member of the Board, any successor to any such individual (or to any successor to any such individual) if the election or nomination for election of such individual or successor was approved by a majority of the directors who then comprised the Incumbent Directors;

(d) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets if such plan of liquidation will result in the winding-up of the business of the Company; or

(e) the consummation of any merger, consolidation or other similar corporate transaction unless immediately after such transaction the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company immediately prior to such transaction, more than 50% of the Voting Stock of the company surviving such transaction or its ultimate parent company if such surviving company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

For purposes of this definition, the “Company” shall include any entity that succeeds to all or substantially all of the business of the Company; “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation; and references to ownership of “more than 50% of the Voting Stock” shall mean the ownership of shares of Voting Stock that represent the right to exercise more than 50% of the votes entitled to be cast in the election of directors of a corporation.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the committee of the Board described in Article 3.

“Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Employee” means an employee of the Company, a Subsidiary, or an Affiliate (each an “Employer”) designated by the Board or the Committee.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share as reported by NASDAQ or a successor quotation system, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

“Grant Date” means the date that the Award is granted.

“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Independent Contractor” means a person, including, without limitation, a consultant, engaged by the Company for a specific task, study or project who is not an Employee.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Article 5.

“Other Stock Award” means an Award granted pursuant to Article 8 to receive Shares on the terms specified in any applicable Award Agreement.

“Participant” means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

“Plan” means this RCN Corporation 2005 Stock Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

“Restricted Stock” means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Qualified Performance-Based Compensation” means any compensation awarded in accordance with Article IX that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m) of the Code.

“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

“Share” means the Company’s common stock, par value $0.01 per share or any security issued by the Company or any successor in exchange or in substitution therefor.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

“Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article 6.

“Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

“Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE 3

ADMINISTRATION

3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board. It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

3.2. Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting or payment of any Award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (b) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements or other written agreements and/or other instruments in such form as is approved by the Committee.

3.3. Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to “qualified performance-based compensation” under Section 162(m) of the Code.

3.4. Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1. Number of Shares. Subject to adjustment as provided in Section 10.13, the number of Shares available for grants of Awards under the Plan shall be 4,836,619 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired (including Shares reacquired under any of the Prior Plans) and held as treasury Shares or a combination thereof. The payment of dividends or other distributions in Shares in conjunction with outstanding Awards shall not reduce the Shares available for grants of Awards under this Section 4.1. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

4.2 Limit on Individual Awards. Subject to adjustment as provided in Section 10.13, the maximum number of Shares with respect to which (a) Options and SARs, (b) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (c) any combination of (a) and (b), may be granted during any year to any person shall be 1,000,000 Shares.

4.3. Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award, then such Shares shall again be available under this Plan.

ARTICLE 5

STOCK OPTIONS

5.1. Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (a) the date this Plan is adopted by the Board or (b) the date this Plan is approved by the Company’s shareholders.

5.2. Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3. Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4. Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5. Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6. Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7. Restrictions on Share Transferability. Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK AWARDS

6.1. Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2. Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3. Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1. General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2. Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the RCN Corporation 2005 Stock Compensation Plan (the “Plan”), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of RCN Corporation”.

6.5. Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

7.2. Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.3. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4. Expiration Dates. Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5. Payment of SAR Amount. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

7.6. Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE 8

OTHER STOCK AWARDS

8.1. Grant of Other Stock Awards. Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1. Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant to a Covered Employee an Award that is intended to constitute Qualified Performance-Based Compensation, the provisions of this Article 9 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2. Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3. Procedures with Respect to Qualified Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4. Payment of Qualified Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5. Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

MISCELLANEOUS

10.1. No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

10.2. Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3. Indemnification. Each person who is or shall have been a member of the Committee, or a Member of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5. Beneficiary Designations. Subject to the restrictions in Section 10.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6. Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

10.7. No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8. Unfunded Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

10.9. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

10.10. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award in any manner determined by the Committee, including by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

10.11. No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to effect or authorize any corporate action or transaction, including, without limitation, (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

10.12. Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval or action thereunder.

10.13. Changes in Capital Structure. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, Change in Control, or other corporate transaction or event (each a “Corporate Event”) affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (c) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award.

Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 10.13 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE 11

AMENDMENT, TERMINATION AND DURATION

11.1. Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the NASDAQ National Market; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2. Duration of the Plan. The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board, and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 12

LEGAL CONSTRUCTION

12.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2. Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions.

12.5. Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

12.6. Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

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Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2006

The undersigned shareholder of RCN Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Shareholders of RCN Corporation to be held at Grand Hyatt Hotel, 109 East 42nd Street, New York, New York on Tuesday, June 6, 2006 at 10:00 a.m., and hereby appoints Peter D. Aquino and James F. Mooney, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the RCN Corporation Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

...

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You can now access your RCN Corporation account online.

Access your RCN Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for RCN Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN
• View book-entry information

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THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 AND 3 AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			B. Issues The Board of Directors recommends a vote FOR Proposals 2 and 3.
	FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
A. Election of Directors	☐	☐	2.	To approve an amendment to the 2005 Stock Compensation Plan to increase the number of shares of RCN common stock available for awards thereunder by 200,000 shares.	☐	☐	☐
1. The Board of Directors recommends a vote FOR the listed nominees.
01 – Peter D. Aquino 02 – James F. Mooney	05 – Michael E. Katzenstein 06 – Theodore H. Schell
03 – Benjamin C. Duster, IV 04 – Lee S. Hillman	07 – Daniel Tseung		3.	To ratify the appointment of Friedman LLP as independent registered public accountants of RCN for the fiscal year ending December 31, 2006.	FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the nominee name(s) in the space provided below.					☐	☐	☐
				To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

					Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

C.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Signature	Signature	Date

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

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